INCORPORATED IN THE PROVINCE OF BRITISH COLUMBIA

Number SPECIMEN	PAN AMERICAN SILVER CORP.	Shares SPECIMEN

THIS CERTIFIES THAT		CUSIP 697900 10 8
ISIN CA 6979001089
is the registered holder of	SPECIMEN	SEE REVERSE FOR CERTAIN DEFINITIONS

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

PAN AMERICAN SILVER CORP.

transferable on the books of the Corporation only upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

Dated:

			COUNTERSIGNED AND REGISTERED		COUNTERSIGNED AND REGISTERED
			COMPUTERSHARE TRUST COMPANY, N.A.	OR	COMPUTERSHARE INVESTOR SERVICES INC.
			(GOLDEN)		(VANCOUVER) (TORONTO)
			TRANSFER AGENT REGISTRAR		TRANSFER AGENT AND REGISTRAR
/s/ Ross Beaty	/s/ Geoff Burns
Chairman of the Board	Director and President and Chief Executive Officer	By		By	SPECIMEN
			Authorized Officer		Authorized Officer

The shares represented by this certificate are transferable at the offices of Computershare investor Services Inc. in Vancouver BC and Toronto, ON or at the offices of Computershare Trust Company, N.A. in Golden, CO.

PRINTED BY DATA BUSINESS FORMS	SECURITY INSTRUCTIONS ON REVERSE	VOIR LES INSTRUCTIONS DE SECURITE AU VERSO

The shares represented by this certificate have rights, privileges, restrictions and conditions attached thereto and the Corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of: (a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common
TEN ENT	- as tenants by the entireties
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common
(Name) CUST (Name) UNIF	- (Name) as Custodian for (Name) under the
GIFT MIN ACT (State)	(State) Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

* Please insert Social Insurance, Tax Identification, or
other identifying number of transferee.

For value received the undersigned hereby sells, assigns and transfers unto

Insert name and address of transferee

                                                                                                                                                                                                           shares

represented by this certificate and does hereby irrevocably constitute and appoint the attorney

of the undersigned to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

DATED
	Signature of Shareholder	Signature of Guarantor

Signature Guarantee:

The Signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.

In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

Computershare’s Privacy Notice:

In the course of providing services to you and our corporate clients, Computershare receives non-public personal information about you - your name, address, social insurance number, securities holdings, transactions, etc. We use this to administer your account, to better serve your and our clients’ needs and for other lawful purposes. We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. *You are required to provide your SIN if you will receive income on these securities. We will use this number for income reporting. Computershare may also ask for your SIN as an identification-security measure if you call or write to request service on your account; however you may decline this usage.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER Á LA LUMIÉRE .